EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of on Form S-1 our report dated December 14, 2015 relating to the consolidated financial statements of US Stem Cell, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph referring to company’s ability to continue as a going concern) appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Fiondella Milone and LaSaracina LLP

Glastonbury, Connecticut

December 14, 2015